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                                                                    Exhibit 10.1

                                   SETTLEMENT

                                   TERM SHEET

      The following terms outline the understanding among Paul Alanis, Loren Ostrow, John Schreiber and Cliff Kortman (collectively, the "Employee Parties") and Jack Binion, Horseshoe Gaming, Inc. ("Gaming") and Horseshoe Gaming L.L.C. ("LLC") (Binion, Gaming and the LLC are collectively referred to as the "Horseshoe Parties") regarding the resolution of certain matters involving, among other matters, the exercise of certain put rights (the "Put Rights") by the Employee Parties with respect to ownership interests of the Employee Parties in Horseshoe Gaming, L.L.C. (the "Ownership Interests").

      1. For purposes of determining the fair market value of the Ownership Interests, the percentage interest ("Percentage Interest") of each Employee (or, as appropriate, their family partnerships) in the LLC is as follows:

            Employee                  Percentage Interest
            --------                  -------------------
            Paul R. Alanis               3.3644
            Loren S. Ostrow              1.6822
            John M. Allen                1.4032
            John Schrieber                .8000
            Cliff Kortman                 .1340

      2. In connection with the exercise of the Put Rights, the parties hereto agree to establish the fair market value of each Employee Party's Ownership Interest with respect to each Employee

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Party's Employment Agreement by multiplying each Employee Party's Percentage
Interest by the agreed valuation ("AV") as established in paragraph 3. Employee Parties agree that the Put Rights constitute all right any of them have to any equity interest of any kind in LLC, Horseshoe Gaming, Inc., New Gaming Capital Partnership or any of their respective affiliates.

      3. The AV shall be $470 million in the event the Agreement and Plan of Merger dated September 2, 1998, as amended, involving LLC and Empress Entertainment, Inc. ("Empress Merger") does not close and shall be $500 million in the event the Empress Merger closes. The parties agree that the Empress Merger will be deemed to have closed in any of the following circumstances:

            a. The Empress Manager is consummated in accordance with its terms or as may be amended by the parties to that agreement, or their successors, assignees or transferees;

            b. The LLC renegotiates the agreement relating to the Empress Merger so as to allow the merger to be consummated as to either Empress Casino Hammond Corporation ("Hammond") or Empress Casino Joliet Corporation ("Joliet") and the merger is then consummated with either Hammond or Joliet;

            c. LLC combines with another party such that the Empress Merger is consummated with LLC obtaining Hammond or Joliet and the other party obtaining the other;

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            d.    LLC consummates the Empress Merger in accordance with its
                  terms or as may be amended by the parties to that agreement, but either Hammond or Joliet is spun off such that LLC is combined with only one; or

            e. LLC sells or transfers its interest in the Empress Merger agreement to an unrelated third party.

      4. The amount payable to each Employee ("Employee Amount") shall be as follows:

                  Percentage Interest X AV

            /     Capital Account as of the Cutoff Date

            -     Balance of Employee Loan as of the Date of Determination
            --------------------------------------------------------------

            =     Employee Amount

      In the case of Cliff Kortman, the beginning of the formula shall be modified to provide for Percentage Interest X (AV minus $350 million).

      5. Employee Parties shall agree, subject to verification, that each Employee has a loan from LLC in the amount of principal and accrued interest as set forth below as of May 19, 1999:

            Employee                 Loan Balance
            --------                 ------------
            Paul R. Alanis           $1,055,553.40
            Loren S. Ostrow            $765,692.03
            John M. Allen              $263,383.49
            John Schrieber             $288,673.57
            Cliff Kortman               $63,548.30

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A per diem amount shall be added to the balance above to determine the amount owed on the Date of Determination.

      6. Employee Parties shall agree that each Employee has a capital account balance as of April 30, 1999 (the "Cutoff Date") in the amount set forth below:

            Employee                  Capital Account Balance
            --------                  -----------------------
            Paul R. Alanis            $2,478,573
            Loren S. Ostrow           $1,240,539
            John M. Allen               $967,451
            John Schrieber              $535,793
            Cliff Kortman                $31,327

      7. The Employee Amount for each employee shall be paid pursuant to the terms of each Employee's employment agreement, or such agreements that the Employee may be bound by, with the first payment (the first payment being 1/3 of the Employee Amount) being made (such date being defined as the "Date of Determination") within ten days of the dismissal of the Arbitration Demand, notification of the American Arbitration Association, and notification of all appropriate regulatory bodies (as provided in paragraph 14, below), but subject to the covenants and other restrictions set forth in the debt agreements of the Horseshoe Parties (the "Debt Agreements"). With respect to payments that may be limited pursuant to the Debt Agreements, (a) payments to be made as a result of the exercise of the Put Rights ("Put Payments") shall take priority over payments to be made pursuant to agreements entered into after the date hereof and (b) payments to be made pursuant to

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agreements entered into prior to the date hereof shall take priority over the
Put Payments, regardless of when such payments are due under such agreements.

      8. Each of the Employee Parties and the Horseshoe Parties hereby provides broad mutual releases of the other parties hereto, Does 1 through 10, and their employees, members, officers, directors, legal counsel and affiliates relating to all issues between each or all of the Employee Parties on the one hand and the Horseshoe Parties on the other hand, whether known or unknown; provided that the Employee Parties shall not be released from the noncompetition and confidentiality provisions of their respective employment agreements, which shall remain in full force and effect; provided further that the obligations of the parties hereunder and under the settlement agreement contemplated herein shall not be included in such release. The releases to be given as herein described shall not be for the benefit of Andrew Astrachan or Onyx Partners, Inc., unless and until they signify a mutual intent to give the releases herein described. The Employee Parties acknowledge that their respective employments with LLC and Gaming terminated as of the dates set forth in their employment agreements, although the noncompetition and confidentiality provisions of their Employment Agreements continue in full force and effect in accordance with the terms thereof.

      9. Employee Parties shall agree to keep the terms of this settlement confidential except as provided in this term sheet and as may be required to be disclosed by applicable law.

      10. Employee Parties shall agree not to solicit, or initiate any attempt to hire, or hire any employees of the Horseshoe Parties consistent with the applicable terms established in the Allen Settlement Agreement (as defined in paragraph 11 below). Each of the parties hereto also agrees to

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refrain from disparagement of other parties hereto consistent with Section 4.3 of the Allen Settlement Agreement.

      11. Employee Parties and Horseshoe Parties agree to use their respective best efforts to document the settlement evidenced by this term sheet as soon as possible (but not later than May 26, 1999) through a settlement agreement consistent with the terms of this term sheet, but otherwise containing terms customary in such agreements, including by way of example those appropriate provisions set forth in the draft Agreement by and among John Michael Allen and certain of the Horseshoe Parties (the "Allen Settlement Agreement") set forth in Exhibit "A".

      12. This Term Sheet is intended to be a legally binding agreement among the parties hereto.

      13. All parties agree that the transactions contemplated hereby shall be subject to obtaining all required regulatory approvals.

      14. The Employee Parties shall: (a) immediately withdraw and dismiss with prejudice the Arbitration Demand dated May 5, 1999 as against Horseshoe Gaming, Inc., Jack B. Binion, Horseshoe Gaming, L.L.C. and Does 1-10 (the "Arbitration Defendants"), and (b) advise the American Arbitration Association and all appropriate regulatory bodies, including but not limited to the regulatory bodies in the states of Mississippi, Illinois, Nevada, Indiana and Louisiana, that the matter has been settled as to the Arbitration Defendants and the Employee Parties are no longer making any of the claims set forth in the Arbitration Demand as to the parties being dismissed.

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      15. The matters contained herein are in the nature of compromise and settlement and none of the parties admits or denies any allegations made in connection with the dispute among the parties.

      16. Each party hereto and each party to any document entered into as contemplated hereby shall bear such party's own legal costs and expenses.

      17. From and after the Cutoff Date, the Employee Parties shall have no rights or interests whatsoever as members of LLC, including without limitation rights as to distributions.

      18. J. Michael Allen is an intended third party beneficiary of this agreement and of the parties' final settlement agreement.

      19. Paul Alanis represents that he has authority to bind Cliff Kortman to the terms of this agreement.

      20. This Settlement Term Sheet may be executed in one or more counterparts, and facsimile signatures shall suffice to bind the parties hereto.

      IN WITNESS WHEREOF, the undersigned have executed this Term Sheet as of the ______ day of May, 1999.

                                  /s/ Jack B. Binion
                                  ---------------------------------------------
                                  Jack B. Binion, individually and on behalf of Horseshoe Gaming, Inc. and Horseshoe Gaming, L.L.C.

                                  /s/ Paul R. Alanis
                                  ---------------------------------------------
                                  Paul R. Alanis, individually and on behalf of the Alanis Family Partnership

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                                  /s/ Loren S. Ostrow
                                  ---------------------------------------------
                                  Loren S. Ostrow, individually and on behalf
                                  of the Ostrow Family Partnership

                                  /s/ John Schrieber
                                  ---------------------------------------------
                                  John Schrieber

                                  /s/ Cliff Kortman
                                  ---------------------------------------------
                                  Cliff Kortman

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